Exhibit 16.1



August 10, 2006




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Commissioners:

We have read the statements made by Ridgewood Energy Q Fund, LLC
(copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated June 8, 2006, as amended. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/ Perelson Weiner LLP
Perelson Weiner LLP